Exhibit 99.2

From: Scott Germann

Date: April 16, 2021 at 8:32:15 AM CDT

To: William Transier

Subject: Re-Election

Bill:

I wanted to inform you that I do not plan to stand for re-election for the Battalion Board. This decision does not come easy since I have enjoyed working with you and other board members and of course the Management Team. As you are aware, my responsibilities have increased in my other businesses and I need to dedicate my full attention to those companies.

I will be glad to stay on till May or I can stand down immediately.

Warmest Regards,

Scott